EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated October 4, 1996, with respect to the financial statements of Affiliated Metals Company as of August 31, 1996 and for the fifty-two weeks then ended included in the Registration Statement (Form S-1 No. 333-53193) and the related Prospectus of Metals USA, Inc. for the registration of 1,503,384 shares of Metals USA, Inc.'s common stock.

                                                         Ernst & Young LLP

St. Louis, Missouri
June 15, 1998